As filed with the Securities and Exchange Commission on March 28, 2018

Registration No. 333-223551

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO THE

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sea Limited

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1 Fusionopolis Place, #17-10, Galaxis

Singapore 138522

+65 6270-8100

(Address of Principal Executive Offices and Zip Code)

Amended and Restated Share Incentive Plan

(Full Title of the Plan)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, N.Y. 10016

(Name and address of agent for service)

+1 (800) 221-0102

(Telephone number, including area code, of agent for service)

Copies to:

Yanjun Wang, Esq.

Sea Limited

1 Fusionopolis Place, #17-10, Galaxis

Singapore 138522

+65 6270-8100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 amends the Form S-8 (Registration No. 333-223551) previously filed with the Securities and Exchange Commission on March 9, 2018 (the “Registration Statement”). The Amended and Restated Share Incentive Plan filed as Exhibit 10.1 to the Registration Statement contained clerical errors. This Post-Effective Amendment No. 1 is being filed solely to provide the correct version of the Amended and Restated Share Incentive Plan.

Except as revised to provide the correct version of the Amended and Restated Share Incentive Plan as Exhibit 10.1 hereto, this Post-Effective Amendment No. 1 does not update, amend or modify any other information, statement or disclosure contained in the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Post-Effective Amendment No. 1 to Form S-8 (see Exhibit Index below).

SEA LIMITED

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Share Incentive Plan

24.1	Power of Attorney (included on the signature page of the Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Singapore on March 28, 2018.

Sea Limited

By:	/s/ Forrest Xiaodong Li
Name:	Forrest Xiaodong Li
Title:	Chairman and Group Chief Executive Officer

[Signature Page to Form S-8]

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Forrest Xiaodong Li	Chairman and Group Chief Executive Officer	March 28, 2018
Name: Forrest Xiaodong Li	(principal executive officer)

*	Director and Group Chief Operating Officer	March 28, 2018
Name: Gang Ye

*	Director	March 28, 2018
Name: Yuxin Ren

*	Director and Group Chief Financial Officer	March 28, 2018
Name: Tony Tianyu Hou	(principal financial and accounting officer)

*	Independent Director	March 28, 2018
Name: David Heng Chen Seng

*	Independent Director	March 28, 2018
Name: Khoon Hua Kuok

*	Independent Director	March 28, 2018
Name: Tao Zhang

*By:	/s/ Forrest Xiaodong Li
Name: Forrest Xiaodong Li Attorney-in-Fact

[Signature Page to Form S-8]

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Sea Limited, has signed this Post-Effective Amendment No. 1 to Form S-8 or amendment thereto in New York, on March 28, 2018.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Shek Yuen Ting
Name:	Shek Yuen Ting
Title:	Assistant Secretary

[Signature Page to Form S-8]